Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-205658 on Form S-8 of our reports dated March 28, 2017, relating to the consolidated financial statements of Verint Systems Inc. and subsidiaries and the effectiveness of Verint Systems Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Verint Systems Inc. for the year ended January 31, 2017.

/s/ Deloitte & Touche LLP

New York, New York

July 27, 2017